Address http://www.closedendfundproxy.com/jump.html

Merrill Lynch Investment Managers

I acknowledge that I have received the proxy statement material and am logging onto this web site for additional information and/or to place my vote.

I Agree

I Disagree

Upcoming Changes At Merrill Lynch Investment Managers Require Closed-end Fund Shareholders to Vote Their Proxies

Earlier this year Merrill Lynch announced plans to combine one of its three divisions (its asset management group known as Merrill Lynch Investment Managers) with another highly regarded asset manager—BlackRock, Inc. (BlackRock). This transaction is expected to be completed at the end of the third quarter of 2006, subject to various regulatory and shareholder approvals and customary closing conditions.

Merrill Lynch Investment Managers and BlackRock possess complementary capabilities that will create an organization uniting some of the finest money managers in the industry. After the transaction is completed, the new firm, which will take on the BlackRock name, will be one of the top-10 investment managers worldwide, entrusted with approximately $1 trillion in assets under management (based on combined assets under management as of March 31, 2006).

VIEW THE PROXY

- Click here to view the Proxy PDF link.

VOTE YOUR PROXY

Your vote is required to move the transaction ahead.

- Click here to vote now.

NEED MORE INFORMATION?

If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call:

(866) 752-6486

FAQs

View a complete list of frequently asked questions.

- Click here to view the list.

Press Release

- BlackRock and Merrill Lynch Investment Managers to Combine, Forming One of the World's Largest Independent Investment Management Firms

Required Shareholder Action

Proxy vote required to move ahead

The proxy you received as a shareholder of a Merrill Lynch Investment Managers closed-end fund explains the proposed changes scheduled to take place with respect to your fund due to the Merrill Lynch/BlackRock transaction and to solicit your vote on these changes. Your fund's Board of Directors /Trustees has carefully considered all the proposals and recommends that you vote on the proposals relevant to your fund.

Important information for fund shareholders

While you should carefully review the full text of the Joint Proxy Statement, for your convenience, we have provided a brief overview of the matters to be voted on.

The Board of Directors/Trustees recommends that you vote "FOR" the proposals to:

1. Elect a Board of Directors/Trustees for certain funds.
2. Approve a new investment advisory agreement for your fund with BlackRock Advisors, Inc.
3. Approve a new contingent subadvisory agreement with BlackRock Advisors, Inc. This contingent agreement would take effect only if necessary to ensure that the appropriate level of management capability exists until the Merrill Lynch/ BlackRock transaction is completed.

Your vote is required to ensure that the proposals related to the investment adviser and subadviser relationships connected with the proposed transaction can be acted upon. You can vote in one of four ways:

1. Via the **Internet**. To vote online, visit the Web site listed on your proxy card.
2. By **Phone**. To place your vote through a representative, call 1.866.752.6486. To vote using an automated telephone system, use the toll-free number on your proxy card.
3. By **Mail**. To vote, use the proxy card and postage-paid envelope.
4. In **Person**. Attend the shareholder meeting at 800 Scudders Mill Road, Plainsboro, NJ. See your proxy card for the meeting date and time.

VIEW THE PROXY

- Click here to view the Proxy PDF link.

VOTE YOUR PROXY

Your vote is required to move the transaction ahead.

- Click here to vote now.

NEED MORE INFORMATION?

If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call:

(866) 752-6486

FAQs

View a complete list of frequently asked questions.

- Click here to view the list.

Press Release

- BlackRock and Merrill Lynch Investment Managers to Combine, Forming One of the World's Largest Independent Investment Management Firms

Important Shareholder Information

Your Account and Financial Professional Will Remain the Same

Approval of these proposals will not affect your account or change the relationship you currently have with your financial professional. Your relationship with your financial professional and your account information will not change whether or not these proposals pass.

Important Terms

Proxy Statement:
Required by the Securities and Exchange Commission, this document from a company to its shareholders provides important information concerning matters on which the shareholders will be asked to vote.

Fund Board of Directors/Trustees:
A group of interested and independent individuals who oversee the operation of an open-end mutual fund or closed-end fund.

Investment Adviser:
An organization hired by a fund's Board of Directors/Trustees to manage the fund's assets.

Subadviser:
An organization hired by the fund's investment adviser to provide the fund with investment advisory services on its behalf.

VIEW THE PROXY

- Click here to view the Proxy PDF link.

VOTE YOUR PROXY

Your vote is required to move the transaction ahead.

- Click here to vote now.

NEED MORE INFORMATION?

If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call:

(866) 752-6486

FAQs

View a complete list of frequently asked questions.

- Click here to view the list.

Press Release

- BlackRock and Merrill Lynch Investment Managers to Combine, Forming One of the World's Largest Independent Investment Management Firms

Investment Managers

Home | Shareholder Action | Shareholder Information | FAQs

FAQs

Frequently Asked Questions

1. What am I being asked to vote on in this proxy and how does my fund's Board suggest I vote?
2. Will my account and financial professional remain the same?
3. Are the funds paying for the preparation, printing and mailing of this proxy?
4. Why am I being asked to vote on these proposals?
5. How could the combination of Merrill Lynch's investment management business with BlackRock potentially benefit me?
6. How does the proposed new investment advisory agreement differ from my fund's existing agreement?
7. Will the total fees payable under my fund's current investment advisory agreement increase?
8. Will my vote make a difference?

What am I being asked to vote on in this proxy and how does my fund's Board suggest I vote?

The Board of Directors/Trustees recommends that you vote "FOR" the proposals to:

1. Elect a Board of Directors/Trustees for certain funds.
2. Approve a new investment advisory agreement for your fund with BlackRock Advisors, Inc.
3. Approve a new contingent subadvisory agreement with BlackRock Advisors, Inc. This contingent agreement would take effect only if necessary to ensure that the appropriate level of management capability exists until the Merrill Lynch/ BlackRock transaction is completed.

Back to top

VIEW THE PROXY

Click here to view the Proxy PDF link.

VOTE YOUR PROXY

Your vote is required to move the transaction ahead.

Click here to vote now.

NEED MORE INFORMATION?

If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call:

(866) 752-6486

FAQs

View a complete list of frequently asked questions.

Click here to view the list.

Press Release

BlackRock and Merrill Lynch Investment Managers to Combine, Forming One of the World's Largest Independent Investment Management Firms

Will my account and financial professional remain the same?

Approval of these proposals will not affect your account or change the relationship you currently have with your financial professional. Your relationship with your financial professional and your account information will not change whether or not these proposals pass.

Back to top

Are the funds paying for the preparation, printing and mailing of this proxy?

No, all costs are being borne by Merrill Lynch whether or not the proposals are successful.

Back to top

Why am I being asked to vote on these proposals?

Merrill Lynch & Co., Inc., is the parent company of the funds' investment advisers and some of the funds' subadvisers. Merrill Lynch has entered into an agreement to combine its investment management business, which includes the business of the funds' investment advisers and these subadvisers, with BlackRock. This transaction will cause the termination of the funds' investment advisory agreements and, for the relevant funds, the termination of the subadvisory agreements.

The transaction will not be completed unless a number of conditions are met. One of these conditions is that shareholders of a certain number of the funds managed by investment advisers within Merrill Lynch's investment management business approve the new agreements. Your fund's Board of Directors/Trustees has approved, and recommends that you approve, the new agreements. In addition, your fund's Board of Directors/Trustees has approved, and recommends that you approve, a contingent subadvisory agreement, which will serve to ensure that management services can continue during the course of completing the transaction.

Back to top

How could the combination of Merrill Lynch's investment management business with BlackRock potentially benefit me?

The combination of BlackRock and Merrill Lynch's investment management business will create one of the world's largest investment management firms with approximately $1 trillion in assets under management. The combined company will offer a full range of equity, fixed income, cash management and alternative investment products with strong representation in both U.S. and non-U.S. retail and institutional markets. The organization will have over 4,500 employees in 18 countries and a major presence in most key markets, including the United States, the United Kingdom, Asia, Australia, the Middle East and Europe.

Back to top

Back to top

How does the proposed new investment advisory agreement differ from my fund's existing agreement?

Although the investment adviser has changed, each fund's new investment advisory agreement is otherwise substantially similar to its existing investment advisory agreement.

Back to top

Will the total fees payable under my fund's current investment advisory agreement increase?

No. The total fees payable under your fund's current investment advisory agreement will remain the same under the new investment advisory agreement. Any fees payable under the contingent subadvisory agreement will be paid solely by your fund's adviser at no additional cost to you or your fund.

Back to top

Will my vote make a difference?

Your vote is needed to ensure that the proposals can be acted upon. We encourage all shareholders to participate in the governance of their fund.

Back to top

Important Legal Information

Merrill Lynch Online Privacy Statement

SEC Rule 425 Disclosure

The information provided on this site or in any communication containing a link to this site is not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to law or regulation or which would subject Merrill Lynch or its affiliates to any registration requirement within such jurisdiction or country. Neither the information, nor any opinion contained in this site constitutes a solicitation or offer by Merrill Lynch or its affiliates to buy or sell any securities, futures, options or other financial instruments or provide any investment advice or service.

Disclaimer of Warranty and Limitation of Liability

The information on this site is provided "AS IS". Merrill Lynch does not warrant the accuracy of the materials provided herein, either expressly or impliedly, for any particular purpose and expressly disclaims any warranties of merchantability or fitness for a particular purpose. Merrill Lynch will not be responsible for any loss or damage that could result from interception by third parties of any information made available to you via this site. Although the information provided to you on this site is obtained or compiled from sources we believe to be reliable, Merrill Lynch cannot and does not guarantee the accuracy, validity, timeliness or completeness of any information or data made available to you for any particular purpose. Neither Merrill Lynch, nor any of its affiliates, directors, officers or employees, nor any third party vendor will be liable or have any responsibility of any kind for any loss or damage that you incur in the event of any failure or interruption of this site, or resulting from the act or omission of any other party involved in making this site or the data contained therein available to you, or from any other cause relating to your access to, inability to access, or use of the site or these materials, whether or not the circumstances giving rise to such cause may have been within the control of Merrill Lynch or of any vendor providing software or services support. In no event will Merrill Lynch, its affiliates or any such parties be liable to you for any direct, special, indirect, consequential, incidental damages or any other damages of any kind even if Merrill Lynch or any other party have been advised of the possibility thereof.

SEC Order Execution and Routing Disclosure

The Securities and Exchange Commission ("SEC") has recently adopted Rule 11Ac1-5, which requires market centers to publicly disclose, on a monthly basis, of order execution quality. These measures include, but are not limited to, how market orders of various sizes are executed relative to the public quotes and information about the spreads paid by investors. In accordance with Rule 11Ac1-5, Merrill Lynch's execution reports are available for public review by clicking here.

The SEC has also recently adopted Rule 11Ac1-6, which requires all brokerage firms to make publicly available quarterly reports on their order routing practices. In accordance with Rule 11Ac1-6, Merrill Lynch's order routing statistics are available for review by clicking here.

USA PATRIOT Act

In response to the terrorist attacks on September 11, 2001 , the US Congress passed the USA PATRIOT Act. Parts of this Act apply to the financial services industry and require certain financial institutions to request specific information from clients. Click here for further information.

Copyright or Other Notices

If you download any information or software from this site, you agree that you will not copy it or remove or obscure any copyright or other notices or legends contained in any such information.

Procedure for Making Claims of Copyright Infringement

Merrill Lynch and its parents, subsidiaries and affiliated companies ("Merrill Lynch") respects the intellectual property of others and asks that our users and those posting content to this site do the same. It is the policy of Merrill Lynch to respond expeditiously to claims of intellectual property infringement by promptly processing and investigating notices of alleged infringement and taking appropriate actions under the Digital Millennium Copyright Act ("DCMA") and other applicable intellectual property laws. If you believe that your copyrighted work is accessible on this site in a way that constitutes copyright infringement, you may notify us by providing our Copyright Agent with the following information: 1) the electronic or physical signature of the owner of the copyright or of the person authorized to act on the owner's behalf; 2) identification of the copyrighted work or other intellectual property that you claim is being infringed; 3) identification of the material that you claim is infringing; 4) identification of the URL or other specific location on this site where the material that you claim is infringing is located (please be as specific as possible); 5) your name, address, telephone number, and email address; 6) a statement by you that you have a good faith belief that the disputed use is not authorized by the copyright owner, its agent, or the law; and 7) a statement by you, made under penalty of perjury, that the information in your notice is accurate and that you are the copyright owner or are authorized to act on the copyright owner's behalf.

Merrill Lynch's Agent for Notice of claims of copyright infringement on this site: Patrick Romain, Esq., Office of General Counsel, Merrill Lynch & Co., Inc., 222 Broadway; 17th floor, New York, NY 10038, (212) 670-0197, patrick_romain@ml.com. **Please note, this contact is for copyright claims only, and any other matters or inquiries (ie. non-copyright related matters or inquiries) directed to the above party will not be addressed or responded to. To contact Merrill Lynch on other matters, please visit ml.com's "Contact Us" section.**

Use of Links

Should the viewer leave this site via a link contained herein, and view content that is not provided by Merrill Lynch, the viewer does so at its own risk. The content to which you link will not have been developed, checked for accuracy, or otherwise reviewed by Merrill Lynch. Merrill Lynch is not responsible for damages or losses caused by any delays, defects or omissions that may exist in the services, information or other content provided in such site, whether actual, alleged, consequential or punitive. Merrill Lynch makes no guarantees or representations as to, and shall have no liability for, any electronic content delivered by any third party, including, without limitation, the accuracy, subject matter, quality or timeliness of any electronic content.

Use in the United Kingdom (UK)

Where this communication constitutes a financial promotion it is issued and approved for distribution in the UK by Merrill Lynch, Pierce, Fenner & Smith Limited or Merrill Lynch International only to, and directed at, (a) persons who have professional experience in matters relating to investments falling within Article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (the "Order") or (b) high net worth entities, and other persons to whom it may otherwise lawfully be communicated, falling within Article 49(1) of the Order (all such persons together being referred to as "relevant persons"). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is only available to relevant persons and will be engaged in only with relevant persons. The UK compensation scheme and rules for the protection of private customers do not apply to the services provided or products sold by non-UK regulated affiliates.

The information herein was obtained from various sources. We do not guarantee its accuracy. Neither the information, recommendations or opinions expressed herein constitutes an offer to buy or sell any securities, futures, options, or investment products. Merrill Lynch may trade for its own account in the securities or other products described here.

Foreign currency denominated investments are subject to fluctuations in exchange rates that could have a positive or adverse effect on the investor's return. Unless otherwise stated, any pricing information in this message is indicative only, is subject to change and is not an offer to deal. Where relevant, the price quoted is exclusive of tax and delivery costs. Any reference to the terms of executed transactions should be treated as preliminary and subject to our written confirmation.

This information is not necessarily a publication of Merrill Lynch Research (ML Research), although a ML Research report may be referenced as a link or as an attachment hereto. Any summary of ML Research is qualified in its entirety by the views of ML Research and the specific disclaimers associated with that report. This information is for discussion purposes and neither the information nor any opinions expressed constitutes a solicitation by us for the purchase or sale of any securities or other financial instruments. Merrill Lynch and any affiliate may trade for its own accounts in any of the securities of issuers mentioned herein or in related investments, and may also from time to time perform or solicit investment banking or other services for, or from, any entity mentioned herein.

Merrill Lynch does not operate as a banking entity in all jurisdictions. Some products and services may not be available in all jurisdictions or to all clients.

Merrill Lynch reserves the right to monitor electronic communications (subject to and in accordance with local laws).

E-commerce Activities: Minimum Information Requirements for Merrill Lynch International

Where a service and/or information is provided by way of an electronic medium such as a website or e-mail ("e-commerce activity"), the following details are hereby disclosed to the recipients of an e-commerce activity provided by Merrill Lynch International:

The e-commerce activity is provided by Merrill Lynch International ("MLI") whose registered office is at Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ, United Kingdom. MLI is authorised by the UK Financial Services Authority ("FSA") and is entered in the FSA's register (Register Number 147150). MLI's VAT number is GB245122493. MLI is subject to the FSA rules and guidance, access to which can be gained via the following link: www.fsa.gov.uk .

E-commerce Activities: Minimum Information Requirements for Merrill Lynch, Pierce, Fenner & Smith Ltd

Where a service and/or information is provided by way of an electronic medium such as a website or e-mail ("e-commerce activity"), the following details are hereby disclosed to the recipients of an e-commerce activity provided by Merrill Lynch, Pierce, Fenner & Smith Ltd.

The e-commerce activity is provided by Merrill Lynch, Pierce, Fenner & Smith Ltd ("MLPFS") whose registered office is at Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ, United Kingdom. MLPFS is authorised by the UK Financial Services Authority ("FSA") and is entered in the FSA's register (Register Number 113956). MLPFS's VAT number is GB245122493. MLPFS is subject to the FSA rules and guidance, access to which can be gained via the following link: www.fsa.gov.uk.

Merrill Lynch Online Privacy Statement

As part of Merrill Lynch's long tradition of trust, the confidentiality of personal information is paramount. We maintain high standards to safeguard personal information. We will remain vigilant in protecting that information and in using it in a fair and lawful manner.

To what does this Online Privacy Statement apply?

This Online Privacy Statement applies to the personal information that we collect from or about you via this Merrill Lynch* Web site (this "Site"). This Site may contain links to other Web sites, and this Online Privacy Statement does not apply to those sites. If you link to any of those sites, we recommend that you review their privacy policies. If we materially change our privacy policies or practices, we will also change this Online Privacy Statement to notify you of such changes.

What personal and technical information do we collect via this Site?

This Site will collect personal information that you voluntarily provide, such as your name, address, telephone number or e-mail address. This Site may also collect information on what country you are accessing this Site from and your preferences, such as language selection; information on which pages within this Site you visit; and certain technical information regarding your computer and operating systems, such as your Internet protocol address, domain name and system configurations and settings. We will not know who you are unless you tell us.

Additionally, if this Site is a password-protected site, then (a) once you submit your password and enter, this Site will recognize who you are and will collect all information that you submit, including all electronic instructions (including all transaction information), and (b) any information collected about you from this Site may be associated with other identifying information that we have about you.

How do we use cookies?

On this Site, we may use cookies or other technology to gather information about Site usage to help us improve the content, usability and functionality of this Site, and to remember certain user attributes (such as the country you are accessing this Site from and your language selection). This helps us better tailor this Site for users and better understand how many new and repeat users visit this Site, which features or pages are most popular, and user browsing and usage patterns.

Additionally, if this Site is a password-protected site, then this Site may use cookies or other technology to help us authenticate you, store and recognize your configuration and user attributes, facilitate your navigation and entitlements throughout the Site and customize its content so that the information made available is more likely to be of interest to you.

You can set your Web browser to prompt you before you accept a cookie, accept cookies automatically or reject all cookies. However, if you choose not to accept cookies from this Site, then you may not be able to access and use all or part of this Site or benefit from the information and services which it offers.

Certain publicly available pages within this Site may use GIF files (also known as action tags, web beacons, tracking pixels or transparent GIF files) to help manage online marketing and advertising. These files are provided to us by our third party ad service provider, installed by us on this Site and allow the ad service provider to recognize its unique cookies that may be located on your computer. Depending on your system settings, these cookies are placed on your computer as you travel around the Internet. No personally identifiable information is sent by these files on this Site. Aggregate and anonymous user activity information is reported by our ad service provider back to Merrill Lynch. We use this information to understand the effectiveness of our online marketing and advertising (such as to better understand which advertisements bring users to this Site). For more information about our ad service provider and their cookies, including information about how to opt out of these technologies, go to http://www.doubleclick.net/us/corporate/privacy

What if you have your browser set with privacy preferences?

This Site may contain information, including P3P privacy policies ("Privacy Preference Information"), intended to work with your selected privacy preferences. While we have tried to make such Privacy Preference Information included within this Site conform to this full-text Online Privacy Statement, this Online Privacy Statement is the definitive statement of privacy policies and practices for this Site.

How do we use, share and secure personal information that we collect via this Site?

Merrill Lynch will use, share, secure and otherwise process any personal information that we collect from or about you via this Site in accordance with the Merrill Lynch Global Privacy Pledge. Please read our Global Privacy Pledge to understand our privacy practices.

What should you know about e-mail?

We recommend that you not send us any individual personal information via nonsecure methods of communication, including via public electronic communication channels, such as Internet e-mail, which are generally not secure.

Whom should you contact if you have questions about this Online Privacy Statement?

If you have any questions regarding this Online Privacy Statement, our Global Privacy Pledge or our privacy-related practices, please contact us by e-mail at privacy@ml.com or by phone at +1-877-222-7954. You can also contact us by mail at:

Merrill Lynch & Co., Inc.
Attention: General Counsel, Reference: Privacy
4 World Financial Center
New York, NY 10080
USA

As always, if you are a Merrill Lynch client, your Financial Advisor or other Merrill Lynch representative is available to assist you and direct your inquiries on these matters.

*"Merrill Lynch" refers to Merrill Lynch & Co., Inc., and its direct and indirect subsidiaries.
Merrill Lynch Online Privacy Statement: Last updated July 2005
Merrill Lynch Global Privacy Pledge (incorporated by reference): Last updated January 2006

SEC Rule 425 Disclosure

In connection with the proposed transaction, a registration statement of New BlackRock Inc. ("New BlackRock") which includes a preliminary proxy statement of New BlackRock and other materials have been filed with the Securities and Exchange Commission (the "SEC") and are publicly available. Investors are urged to read the registration statement and other materials when they are available because they contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, when they become available, as well as other filings containing information about BlackRock and Merrill Lynch & Co., Inc. ("Merrill Lynch"), at the SEC's Internet site (http://www.sec.gov).

Merrill Lynch, BlackRock and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from BlackRock stockholders in respect of the proposed transaction. Information regarding Merrill Lynch's directors and executive officers is available in its proxy statement for its 2006 annual meeting of stockholders, dated March 10, 2006, and information regarding BlackRock's directors and executive officers is available in its proxy statement for its 2006 annual meeting of stockholders, dated April 28, 2006. Additional information regarding the interests of such potential participants will be included in the registration statement and the other relevant documents filed with the SEC when they become available.

Cautionary Language Concerning Forward-Looking Statements

Information contained in this document may contain forward-looking statements, including, for example, statements about management expectations, strategic objectives, growth opportunities, business prospects and regulatory proceedings, transaction synergies, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch's beliefs regarding future performance, which is inherently uncertain. There are a variety of factors, many of which are beyond Merrill Lynch's control, which affect the operations, performance, business strategy and results and could cause actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only to the date on which they are made, and may be impacted by a variety of factors that are beyond Merrill Lynch's and BlackRock's control. Merrill Lynch and BlackRock do not undertake to update these statements to reflect the impact of circumstances or events that arise after the date on which they were made. Investors should consult Merrill Lynch's and BlackRock's reports filed with the SEC for any additional information.

For additional information about Merrill Lynch Business Practices go to www.ml.com.